Exhibit 8.1

June 26, 2012

Incapital Trust Products LLC
c/o Incapital Holdings LLC
200 South Wacker Drive
Suite 3700
Chicago, IL 60606

Ladies and Gentlemen:

We have acted as U.S. federal income tax counsel for Incapital Trust Products LLC, a Delaware limited liability company (the “Company”), in connection with the preparation of a registration statement on Form S-3 (together with the exhibits and any and all amendments thereto, the “Registration Statement”), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration, offer and sale, from time to time, by the Company of Pass-Through Certificates (the “Certificates”), issued by Delaware statutory trusts (the “Trusts”) to be formed by the Company pursuant to Trust Agreements (the “Trust Agreements”) to be entered into among the Company, as depositor, U.S. Bank National Association, as trustee, U.S. Bank Trust National Association, as Delaware trustee, and Incapital Holdings LLC, as administrative agent, each on the issue date of the series of Certificates to be issued by such trust.  This opinion is furnished in connection with the filing of the Registration Statement.

In connection with this opinion, we have reviewed the Registration Statement and the related base prospectus and form of prospectus supplement included therein (together, the “Prospectus”), and made such legal and factual examinations and inquiries, as we have deemed necessary or appropriate for purposes of our opinion.  In rendering this opinion, we have, with the consent of the Company, relied upon the accuracy of the facts, representations and other matters set forth in the Registration Statement and the Prospectus.  In addition, we have examined such records, documents, instruments, certificates of public officials and of the Company as we have deemed necessary for the purpose of rendering the opinion set forth herein.  In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies or by facsimile or other means of electronic transmission and the authenticity of the originals of such latter documents.

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Based upon the foregoing, we hereby confirm and adopt our opinion stated in the Registration Statement under the heading “U.S. Federal Income Tax Consequences.”

The descriptions of U.S. federal income tax consequences for the beneficial holders of Certificates that appear under the heading “U.S. Federal Income Tax Consequences” in the Registration Statement do not purport to discuss all possible U.S. federal income tax ramifications of the proposed issuance of Certificates, but with respect to those U.S. federal income tax consequences which are discussed, in our opinion, the descriptions are accurate in all material respects.

The opinion expressed above is based on existing provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing Treasury Regulations, published interpretation of the Code and such Regulations by the Internal Revenue Service, and existing court decisions, any of which could be changed at any time.  Any such changes may or may not be retroactively applied.  We do not undertake to advise you as to any future changes in United States federal income tax law or administrative practice that may affect our opinion unless we are specifically retained to do so.  Further, legal opinions are not binding upon the Internal Revenue Service and there can be assurance that contrary positions may not be asserted by the Internal Revenue Service.  Any variation or difference in any fact from those set forth or assumed either herein or in the Registration Statement or Prospectus may affect the conclusions stated herein.

In rendering the foregoing opinion, we express no opinion as to the laws of any jurisdiction other than the federal income tax laws of the United States of America.

June 26, 2012
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We hereby consent to the use of our name in the Registration Statement under the heading “U.S. Federal Income Tax Consequences” and to the filing of this opinion as an exhibit to the Registration Statement, without admitting that we are “experts” within the meaning of the Securities Act, or the rules and regulations of the Securities and Exchange Commission thereunder, with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,

/s/ Morrison & Foerster LLP